EXHIBIT 23.4


                     CONSENT OF ROBERT CHARLES LESSER & CO.


         The undersigned, an authorized officer of Robert Charles Lesser & Co., does hereby consent to the use of certain information prepared by us included in the section of the Company's Registration Statement on Form S-11 relating to the Company's initial public offering of its common stock, and in the Prospectus contained therein proposed to be circulated in connection with such offering, and all amendments thereto.

Executed this 22nd day of October, 1997

                                        ROBERT CHARLES LESSER & CO.




                                        By: /s/ Len Bogorad
                                           --------------------------------
                                           Name: Len Bogorad
                                           Title: Senior Vice President